As Filed With the Securities and Exchange Commission on June 10, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMSURG CORP.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1493316
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated AmSurg Corp.
1997 Stock Incentive Plan
(Full Title of the Plan)

Claire M. Gulmi
20 Burton Hills Boulevard
Nashville, Tennessee 37215
(Name and Address of Agent for Service)

(615) 665-1283
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
To Be Registered	Registered	Share	Price	Registration Fee

Common Stock (1)	1,000,000 shares (2)	$29.36 (3)	$29,360,000 (3)	$2,702

(1)	Formerly Class A Common Stock. Pursuant to a plan of reclassification effective July 12, 2001, each share of Class A Common Stock was reclassified as one share of Common Stock pursuant to the Second Amended and Restated Charter of the Registrant, and options to purchase Class A Common Stock became options to purchase the same number of shares of Common Stock.

(2)	Represents 1,000,000 shares reserved for issuance pursuant to future grants under the Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan.

(3)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low price per share of the Registrant’s Common Stock as reported on The Nasdaq National Market on June 7, 2002.

Registration of Additional Securities
Incorporation by Reference of Earlier Registration Statements
SIGNATURES
EXHIBIT INDEX
OPINION OF BASS BERRY & SIMS
CONSENT OF DELOITTE & TOUCHE

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, no par value, of AmSurg Corp., a Tennessee corporation (the “Registrant”), for the Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statement on Form S-8 (Registration No. 333-41961) previously filed by the Registrant with the Securities and Exchange Commission on December 11, 1997 is hereby incorporated by reference.

Item 8.  Exhibits

Exhibit Number	Description

4.1	Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement (filed with the Commission on April 17, 2002))

4.2	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.3	Article 7 of the Registrant’s Second Amended and Restated Charter (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.4	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8, File No. 333-81880 (filed with the Commission on January 31, 2002)

4.5	Second Amended and Restated Rights Agreement, originally dated December 2, 1999, as amended on December 13, 1999, and as further amended on July 12, 2001, between AmSurg Corp. and SunTrust Bank Atlanta, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A/A-2 (filed with the Commission on July 13, 2001))

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-3)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 10th day of June, 2002.

AMSURG CORP.

By:	/s/ Claire M. Gulmi Claire M. Gulmi Senior Vice President, Chief Financial Officer, Secretary

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ken P. McDonald and Claire M. Gulmi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken P. McDonald Ken P. McDonald	President, Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2002

/s/ Claire M. Gulmi Claire M. Gulmi	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 10, 2002

/s/ Thomas G. Cigarran Thomas G. Cigarran	Chairman of the Board	June 10, 2002

/s/ James A. Deal James A. Deal	Director	June 10, 2002

/s/ Steven I. Geringer Steven I. Geringer	Director	June 10, 2002

Signature	Title	Date

/s/ Debora A. Guthrie Debora A. Guthrie	Director	June 10, 2002

/s/ Henry D. Herr Henry D. Herr	Director	June 10, 2002

/s/ Bergein F. Overholt, M.D. Bergein F. Overholt, M.D.	Director	June 10, 2002

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement (filed with the Commission on April 17, 2002))

4.2	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.3	Article 7 of the Registrant’s Second Amended and Restated Charter (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.4	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8, File No. 333-81880 (filed with the Commission on January 31, 2002)

4.5	Second Amended and Restated Rights Agreement, originally dated December 2, 1999, as amended on December 13, 1999, and as further amended on July 12, 2001, between AmSurg Corp. and SunTrust Bank Atlanta, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B)(incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A/A-2 (filed with the Commission on July 13, 2001))

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-3)

II-5